UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2009

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

440.715.1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, Energy Focus, Inc. (the “Company”) and its five most senior executive officers agreed that those officers will take salary reductions for the balance of 2009 in exchange for the grant to them of restricted shares under the Company’s 2008 Stock Incentive Plan. Those executive officers and the number of restricted shares awarded to each are: Joseph G. Kaveski, Chief Executive Officer, 23,679 shares; John M. Davenport, President, 94,719 shares; Nicholas G. Berchtold, Jr., Vice President of Finance and Chief Financial Officer, 16,576 shares; Eric W. Hilliard, Vice President and Chief Operating Officer, 17,997 shares; and Roger R. Buelow, Vice President and Chief Technology Officer, 16,576 shares. Each of these officers accepted a ten percent salary reduction for the year, except for Mr. Davenport who took a forty percent decrease. The number of shares for each officer was based upon the dollar amount of his salary reduction divided by the closing price of a share of the Company’s common stock on the Nasdaq Global Market on May 29, 2009. Two other officers of the Company also accepted salary reductions for the balance of the year in exchange for restricted shares.

The shares are subject to forfeiture and to a restriction on transfer. Each officer will forfeit his rights in his shares if he ceases to provide service to the Company as an employee, director, or consultant prior to the closing of the first trading window after December 31, 2009 during which he does not posses material inside information about the Company, other than cessation of service as a result of (i) his death or (ii) his total and permanent disability, or (iii) within three months after a change in control of the Company. Should the officer cease to provide service to the Company as a result of any of these three things, this restriction will lapse and his shares will not be forfeited. The terms “service”, “total and permanent disability”, and “change in control” are defined in the Company’s Plan. The term “trading window” means the first twenty calendar days after the second business day following public disclosure of the Company’s quarterly or annual financial results. Before the forfeiture provision lapses by its terms, or by the officer’s earlier death or total and permanent disability, or by his leaving the service of the company within three months after change in control, the officer is not allowed to transfer any interest in his shares. Any attempt to transfer the shares will be ineffective.

On May 29, 2009, two members of the Company’s Board of Directors also voluntarily relinquished director fees for the balance of 2009 in exchange for restricted shares on the same terms as the shares granted to the officers. David Gelbaum gave up all of his director fees for 17,413 restricted shares. Philip E. Wolfson relinquished ten percent of his fees for 2,002 shares.

The form of the Restricted Stock Notice of Grant and Agreement between the Company and the officers and directors is attached as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Notice of Grant and Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2009

ENERGY FOCUS, INC.

	By:	/s/ Joseph G. Kaveski
	Name:	Joseph G. Kaveski
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Notice of Grant and Agreement